[LETTERHEAD OF PREFERRED LIFE INSURANCE COMPANY OF NEW YORK]





October 29, 1998

Mr. Joseph Papa
The WellCare Management Group
Park West/Hurley Avenue Extension
Kingston, NY 12402

Re:  Termination of Reinsurance Coverage
            Policy 17055-042 WellCare of Connecticut, Inc.

Dear Joe:

As discussed, in accordance with Article IX of the above Reinsurance Policy entitled "Effective Date, Duration and Termination", Preferred Life Insurance Company of New York is exercising its right not to renew. Therefore, in accordance with this Article, all coverage under the above policy will terminate as of midnight, November 30, 1998.

We understand that the replacement reinsurance WellCare has negotiated may take effect as early as November 1, 1998. Please notify us in the event of that earlier termination date. Otherwise, coverage under the above policy will end as of midnight, November 30, 1998.

Joe, we have appreciated working with you and your staff over the years. Please consider us in the future for your reinsurance needs. If you have any questions regarding the above reinsurance policy, please contact Greg Anderson at 612/337-6493.

Sincerely,


/s/ Eugene K. Long
------------------
    Eugene K. Long

EKL/prc

cc:   Joseph DeMarco
         Insurance Department
         State of Connecticut
         P.O.B. 816, Hartford, CT 06142-0816
         By FAX @ 860-297-3978